UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

SCULPTOR CAPITAL MANAGEMENT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

EXPLANATORY NOTE

On October 12, 2023, Sculptor Capital Management, Inc., a Delaware Corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Original Proxy Statement,”), as supplemented on October 25, 2025 by a proxy supplement (the “First Supplement”), as further supplemented on October 30, 2023 by a proxy supplement (the “Second Supplement”), as further supplemented on November 6, 2023 by a proxy supplement (the “Third Supplement,” together with the Original Proxy Statement, the First Supplement, and the Second Supplement, the “Proxy Statement”), relating to the special meeting of stockholders (the “Special Meeting”) to be held on November 16, 2023, to, among other things, approve the Agreement and Plan of Merger, dated as of July 23, 2023 (the “Original Merger Agreement,” as amended on October 12, 2023 by Amendment No. 1 to Agreement and Plan of Merger (the “First Amendment”), as further amended on October 26, 2023, by Amendment No. 2 to Agreement of Plan of Merger (the “Second Amendment”), and as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Sculptor Capital LP, a Delaware limited partnership and subsidiary of the Company (“Capital LP”), Sculptor Capital Advisors LP, a Delaware limited partnership and subsidiary of the Company (“Advisors LP”), Sculptor Capital Advisors II LP, a Delaware limited partnership and subsidiary of the Company (“Advisors II LP,” together with Capital LP and Advisors LP, the “Operating Partnerships” and each an “Operating Partnership”), Rithm Capital Corp., a Delaware corporation (“Parent”), Calder Sub, Inc., a Delaware corporation and subsidiary of Parent (“Merger Sub Inc.”), Calder Sub I, LP, a Delaware limited partnership and subsidiary of Parent (“Merger Sub I”), Calder Sub II, LP, a Delaware limited partnership and subsidiary of Parent (“Merger Sub II”), and Calder Sub III, LP, a Delaware limited partnership and subsidiary of Parent (“Merger Sub III”), providing for (i) the merger (the “Public Merger”) of Merger Sub Inc. with and into the Company, with the Company surviving such merger as the surviving corporation, (ii) the merger (the “LP Merger I”) of Merger Sub I with and into Capital LP, with Capital LP surviving such merger as the surviving partnership, (iii) the merger (the “LP Merger II”) of Merger Sub II with and into Advisors LP, with Advisors LP surviving such merger as the surviving partnership and (iv) the merger (the “LP Merger III,” and together with the Public Merger, LP Merger I and LP Merger II, the “Mergers”) of Merger Sub III with and into Advisors II LP, with Advisors II LP surviving such merger as the surviving partnership.

As of November 9, 2023, three lawsuits have been filed by purported stockholders of the Company making allegations with respect to the preliminary proxy or the Proxy Statement, including In re Sculptor Capital Management, Inc. Stockholder Litigation, Consol. C.A. No. 2023-0921-SG (Del. Ch.) (the “Beauchemin Action”).

The Beauchemin Action alleges, among other things, that the Board of Directors of the Company (the “Board”) and the special committee of the Board violated their fiduciary duties by, among other things, asking for stockholder approval of the transactions contemplated by the Merger Agreement on the basis of a materially false and misleading proxy statement, and that Rithm is alleged to have aided and abetted such breaches.

The Beauchemin Action seeks, among other things, injunctive relief enjoining the Mergers, unless and until, among other things, the defendants issue additional disclosures. The Company believes the claims asserted in the Beauchemin Action are without merit and intends to continue to vigorously defend against them. Additional complaints arising out of the proposed transaction may be filed in the future. Absent new or different allegations that are material or a disclosure obligation under U.S. federal securities laws, the Company will not necessarily disclose such additional complaints.

While the Company believes that the disclosure set forth in the Proxy Statement complies fully with applicable law, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosure set forth below.

Supplemental Disclosure to Proxy Statement

The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

Litigation Related to the Mergers

The disclosure under the heading “Litigation Related to the Mergers” on pages 121 and 122  of the Original Proxy Statement is hereby supplemented by adding the following disclosure:

On November 7, plaintiff in the Beauchemin Action, Gilles Beauchemin (“Beauchemin”), submitted his opening brief in support of a motion for a preliminary injunction with respect to the Special Meeting (the “November 7 Brief”). The November 7 Brief alleged that the Proxy Statement omitted the following information:

•
“The material background and details of the [Former EMD Group’s] [s]ide [d]eal, including the course of negotiations, the terms, and the valuation of the benefits that the [members of the Former EMD Group] are slated to receive thereunder.

•	[Mr.] Orbuch told [Mr. Weinstein] that [the Consortium’s] proposal is superior to Rithm’s.

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[Mr.] Orbuch told [Mr. Weinstein] that the [issues relating to the client-run rate consent threshold for the Company’s Real Estate business line] were a ‘red herring,’ as Rithm was not of the same caliber.

•	[The Consortium] wants to offer the hedge fund investors a fee discount to stay invested, but the [Special] Committee refuses.

•	The terms of the [Company warrants held by Delaware Life] required its director nominee to step down, but the Board waived that requirement.

•
[The Asset Management Consultant’s report] (i) reflected revisions from the [Special] Committee to make it more supportive of the [Special] Committee’s position that [the Consortium Client] Consent Condition created closing risk; and (ii) was primarily based on the [client consent threshold in respect of the Company’s Multi-Strategy and Opportunistic Credit Funds business lines], which [the Consortium] subsequently waived altogether.

•
As [the Asset Management Consultant] conceded, [the Company’s] clients ‘really didn’t understand’ [the Consortium’s] proposal and labored under mistaken assumptions, including that [the Former EMD Group] was involved in the proposal.

•	The Company already received the requisite consents for the Rithm deal, negating the importance of the November 17 deadline for that condition.

•	[Mr.] Weinstein has confirmed [the Consortium’s] offer remains open, but the [Special] Committee has not engaged.

•	[The Former EMD Group] received a $14.00-$24.00-per-share bid for [the Company] in October 2003 [sic] contemplating a ‘bullet proof financing package.’

•	[Ms.] Engel expressed her fatigue with the sale process as early as August and was eager for the sale to close so she could work on her personal endeavors.

•	[Mr.] Levin never received the instruction that [J.P.] Morgan and PJT [Partners] must supervise his discussions with Rithm."

While the Company believes that the disclosure set forth in the Proxy Statement complies fully with applicable law, the Company has determined to voluntarily supplement the Proxy Statement as set forth above. Nothing in this supplemental disclosure shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosure set forth herein or in the Proxy Statement (or as agreement by the Company as to the veracity of any of the alleged omissions). To the contrary, the Company specifically denies all allegations in the Beauchemin Action that any additional disclosure was or is required. The Company intends to oppose Beauchemin’s attempts to enjoin the Special Meeting.

Additional Information and Where to Find It

This Supplemental Disclosure to Proxy Statement relates to a proposed transaction between Rithm and Sculptor. In connection with the proposed transaction, Sculptor has filed with the SEC and has mailed or otherwise provided to its stockholders the Proxy Statement regarding the proposed transaction. Sculptor may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SCULPTOR’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents containing information about Sculptor and the proposed transaction, once such documents are filed with the SEC (when available) from the SEC’s website at www.sec.gov and Sculptor’s website at www.sculptor.com. In addition, the Proxy Statement and other documents filed by Sculptor with, or furnished to, the SEC (when available) may be obtained from Sculptor free of charge by directing a request to Sculptor’s Investor Relations at investorrelations@sculptor.com.

Participants in the Solicitation

Sculptor and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from Sculptor’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Sculptor in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise is included in the Proxy Statement. You may also find additional information about Sculptor’s directors and executive officers in Sculptor’s proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Supplemental Disclosure to Proxy Statement, and the documents to which we refer you in this Supplemental Disclosure to Proxy Statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs as of the date of this Supplemental Disclosure to Proxy Statement regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.

Numerous factors could cause actual events to differ from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward- looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this Supplemental Disclosure to Proxy Statement, and the following factors:
•	the risk that the Mergers may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of shares of Class A Common Stock;
•	the failure to satisfy any of the conditions to the consummation of the Mergers;
•	the failure to obtain Company Stockholder Approval of the Merger Proposal;
•
the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee of $22,426,831;

•	risks that the proposed Mergers, or failure to complete the Mergers, disrupt the Company’s current plans and operations or affect the Company’s ability to retain or recruit key employees;
•	the effect of the announcement or pendency of the Mergers on the Company’s business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Transactions;
•	risks related to diverting management’s or employees’ attention from ongoing business operations;
•	the risk that the Company’s stock price may decline significantly if the Mergers are not completed;
•
unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors;

•	the tax consequences of the Mergers;
•
the nature, cost and outcome of pending and future (i) litigation and other legal proceedings, including any such proceedings related to the Mergers and instituted against the Company and others or (ii) other challenges to the consummation of the Transactions;

•	impact of inflation on the Company’s business;
•	impact of the United Kingdom’s withdrawal from the European Union;
•	impact of regulatory developments related to, among other things, financial institutions and markets, government oversight, fiscal and tax policy;
•	impact of poor investment performance of, or lack of capital flows into, the funds the Company manages;
•	risk of investors redeeming a significant amount of assets under management during any given period;
•	competitive pressures in the asset management business; and
•	general economic, business, market and geopolitical conditions.

Consequently, all of the forward-looking statements we make in this Supplemental Disclosure to Proxy Statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Forward-Looking Statements” and “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see “Additional Information” beginning on page 19). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Our Company Stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

Voting Information

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED AT THE SPECIAL MEETING.

To ensure that your shares are voted at the Special Meeting, we recommend that you provide voting instructions by proxy as soon as possible, whether or not you plan to attend the Special Meeting.

Voting of Proxies

You may vote by any one of the following means:
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By Mail: To vote by mail, please sign, date and complete the proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a broker, bank or other nominee, they will give you separate instructions for voting your shares.

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By Telephone or on the Internet: Company Stockholders of record can vote by telephone by calling the toll-free telephone number provided on the proxy card. Company Stockholders of record can vote by Internet by visiting www.proxyvote.com. Please have your proxy card handy when you call or go online. Telephone and Internet voting facilities for Company Stockholders of record will be available 24 hours a day and will close at 11:59 P.M. (Eastern time) on November 15, 2023. If you hold your shares through a broker, bank or other nominee, the availability of telephonic or Internet voting will depend on the voting processes of your broker, bank or other nominee. Please check with your broker, bank or other nominee and follow the voting procedures your broker, bank or other nominee provides to vote your shares of Company Common Stock.

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Voting at the Special Meeting or by Proxy: If you are a holder of record of shares of Company Common Stock, you may attend and vote via webcast at the Special Meeting. If you are a beneficial owner of shares of Company Common Stock held in the name of a broker, bank or other nominee, you must obtain a “legal proxy,” executed in your favor, from such broker, bank or other nominee to be able to vote at the Special Meeting. Follow the instructions from your broker, bank or other nominee included with these proxy materials or contact your broker, bank or other nominee to request a “legal proxy.” You should allow yourself enough time prior to the Special Meeting to obtain this “legal proxy” from the holder of record.

Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares at the Special Meeting if you deliver to our Corporate Secretary a written revocation of any proxy you previously submitted.

If you have any questions concerning the Merger Agreement, the Mergers or the other Transactions, the Special Meeting or this Proxy Statement, would like additional copies of this Proxy Statement, or need help submitting a proxy to have your shares of Company Common Stock voted, please contact Innisfree M&A Incorporated, which is assisting the Company with the solicitation of proxies, at (877) 456-3513 (toll-free). Banks and brokers may call (212) 750-5833.

If you properly sign and return your proxy card but do not indicate voting instructions with respect to any proposal, the shares represented by the proxy will be voted FOR each of the following proposals:

1.	the Merger Proposal;
2.	the Non-Binding Compensation Proposal; and
3.	the Adjournment Proposal.

Revocability of Proxy

Any Company Stockholder returning a proxy may revoke it at any time before the proxy is exercised by (i) returning a later-dated signed proxy card to us, prior to the Special Meeting, at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary; (ii) delivering a later-dated written notice of revocation to us, prior to the Special Meeting, at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary; (iii) submitting a later-dated proxy by telephone or Internet (only your last telephone or Internet proxy will be counted) prior to the Special Meeting; or (iv) attending the Special Meeting virtually and properly voting via webcast. Any proxy not properly revoked will be voted as previously specified by the Company Stockholder. Mere attendance at the Special Meeting will not cause your previously granted proxy to be revoked.

If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the Special Meeting. If you are a beneficial owner of shares of Company Common Stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a “legal proxy” to vote your shares electronically at the Special Meeting.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Company Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.